UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2012

ADVAXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

00028489	02-0563870
(Commission File Number)	(IRS Employer Identification Number)

305 College Road East

Princeton, New Jersey 08540

(Address of principal executive offices)

Registrant’s telephone number, including area code: (609) 452-9813

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 24, 2012, the Circuit Court of the 11th Judicial Circuit in and for Miami-Dade County, Florida (the “Court”) entered an Order Approving Stipulation for Settlement of Claim (the “Order”) in the matter titled Socius CG II, Ltd. (“Socius”) v. Advaxis, Inc. (the “Company”). The Order and the Stipulation for Settlement of Claim, dated July 23, 2012, between the Company and Socius (the “Stipulation”), provides for the full and final settlement of Socius’s $2,888,860 claim against the Company in connection with past due invoices relating to clinical trial services, which Socius purchased from Numoda Corporation pursuant to a Claim Purchase Agreement, dated July 13, 2012, by and between Socius and Numoda Corporation (the “Claim”).

Pursuant to the terms of the Order and the Stipulation, the Company issued and delivered to Socius 11,111,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for one-half of the Claim (the “First Tranche Settlement Shares”) and will issue and deliver a number of shares of Common Stock as described in more detail below for the remaining half of the Claim on the twenty-first trading day following the issuance of the First Tranche Settlement Shares (the “Second Tranche Settlement Shares”), subject to adjustment as set forth in the Stipulation.

Notwithstanding the foregoing, pursuant to the terms of the Stipulation, the number of shares of Common Stock to be issued under the Stipulation as of any given date may not exceed the number of shares of Common Stock which the Company then has available for issuance on such date (the “Share Cap”). If the Company does not have sufficient shares of Common Stock to settle the Claim in full as result of the Share Cap, such unsettled portion of the Claim shall be reinstated as an outstanding unsecured cash claim against the Company.

Subject to the Share Cap, the number of First Tranche Settlement Shares to be issued to Socius in connection with the Order will be adjusted on the 21st trading day following the date on which the First Tranche Settlement Shares are issued (the “First Tranche True-Up Date”), as follows: (i) if the sum of (x) $0.067 and (y) seventy-five percent (75%) of the arithmetic average of the closing sale price of the Common Stock on each trading day during such 21 day period (the “First Tranche True-Up Measuring Price”) is less than the Required Market Price (as defined in the Stipulation), then the Company shall deliver to Socius such number of additional shares of Common Stock equal to the difference of (A) the quotient of (x) the fair market value of one-half of the Claim as of the date on which the First Tranche Settlement Shares were issued, divided by (y) the First Tranche True-Up Measuring Price, less (B) the number of First Tranche Settlement Shares previously delivered to Socius; and (ii) if, on the First Tranche True-Up Date, the First Tranche True-Up Measuring Price is greater than the Required Market Price, then Socius shall return to the Company for cancellation such number of shares of Common Stock equal to the difference of (A) the number of First Tranche Settlement Shares previously delivered to Socius, less (B) the quotient of (x) the fair market value of one-half of the Claim as of the date on which the First Tranche Settlement Shares were issued, divided by (y) the First Tranche True-Up Measuring Price.

Subject to the Share Cap, the number of Second Tranche Settlement Shares to be issued by the Company to Socius on the First Tranche True-Up Date shall be calculated by dividing the amount of the remaining half of the Claim by the First Tranche True Up Measuring Price.

Subject to the Share Cap, the number of Second Tranche Settlement Shares to be issued to Socius in connection with the Order will be adjusted on the 21st trading day following the First Tranche True-Up Date (the “Second Tranche True-Up Date”), as follows: (i) if the sum of (x) $0.067 and (y) seventy-five percent (75%) of the arithmetic average of the closing sale price of the Common Stock on each trading day during such 21 day period (the “Second Tranche True-Up Measuring Price”) is less than the First Tranche True-Up Measuring Price, then the Company shall deliver to Socius such number of additional shares of Common Stock equal to the difference of (A) the quotient of (x) the fair market value of one-half of the Claim as of the First Tranche True-Up Date, divided by (y) the Second Tranche True-Up Measuring Price, less (B) the number of Second Tranche Settlement Shares previously delivered to Socius; and (ii) if, on the Second Tranche True-Up Date, the Second Tranche True-Up Measuring Price is greater than the First Tranche True-Up Measuring Price, then Socius shall return to the Company for cancellation such number of shares of Common Stock equal to the difference of (A) the number of Second Tranche Settlement Shares previously delivered to Socius, less (B) the quotient of (x) the fair market value of one-half of the Claim as of the First Tranche True-Up Date, divided by (y) the Second Tranche True-Up Measuring Price.The description of the Order and Stipulation does not purport to be complete and is qualified in its entirety by reference to the Order and Stipulation, which are filed as Exhibits 10.1 and 10.2, respectively, to this report and incorporated herein by reference.

Item 3.02. Unregistered Sales of Securities.

The information provided in Item 1.01 is hereby incorporated by reference to this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Order Approving Stipulation for Settlement of Claim, dated July 24, 2012.

10.2	Stipulation for Settlement of Claim, dated July 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2012	Advaxis, Inc.

	By:	/s/ Mark J. Rosenblum
Mark J. Rosenblum
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Document Description
10.1	Order Approving Stipulation for Settlement of Claim, dated July 24, 2012.
10.2	Stipulation for Settlement of Claim, dated July 23, 2012.